Exhibit 99.02


                                    CONTACT:

                                 Richard E. Cree
                             Chief Executive Officer
                                 (972) 241-1535
                              rick.cree@t-netix.com

                              Henry G. Schopfer III
                             Chief Financial Officer
                                 (972) 241-1535
                            hank.schopfer@t-netix.com

T-NETIX Reports Financial Results for Second Quarter and Six Months ended June 30, 2003

    DALLAS--(BUSINESS WIRE)--July 30, 2003--T-NETIX, Inc.
(Nasdaq:TNTX):

    2003 Second Quarter Results

    For the second quarter ended June 30, 2003, net income applicable to common stockholders was $0.3 million, or $.02 per share, compared to net income applicable to common stockholders of $1.1 million, or $.07 per share, for the second quarter of 2002. Revenues for the second quarter of 2003 were $31.1 million compared to $31.5 million for the second quarter of 2002. In commenting on the second quarter results, Richard E. Cree, CEO, noted, "Included in net income are $0.8 million of legal fees the Company incurred in the quarter to pursue its lawsuit against a competitor as mentioned below. The outcome from this lawsuit should be very favorable for the Company. We are on track to earn $.10 to $.15 per share this year," said Cree.
    Revenues from direct call provisioning increased $1.4 million to $15.4 million and equipment sales and other increased $0.2 million to $2.6 million, offset by a $2.0 million decrease to $13.1 million in telecommunications services. The Company is focused on its direct call provisioning business model as the primary source of future growth opportunities. The Company reported an increase in direct call provisioning gross margin to 11% of revenues compared to 3% last year. Bad debt expense as a percentage of direct call provisioning revenues declined to 23% compared to 26% last year and 27% for the first quarter of 2003. Selling, general and administrative expenses increased $0.4 million to $6.6 million primarily due to higher legal fees incurred in 2003 related to a lawsuit the Company filed in 2001 against a major competitor for patent infringement of the Company's intellectual property rights. Research and development expenses increased $0.2 million to $0.9 million as the Company stepped up the development of certain new products. Depreciation and amortization expense increased $0.2 million to $3.0 million reflecting recent capital expenditures. Interest expense increased $0.1 million to $0.7 million attributable to an increase in indebtedness and interest rates related to our refinancing in 2002.

    2003 First Six Months Results

    For the six months ended June 30, 2003, net loss applicable to common stockholders was $0.4 million, or $.03 per share, compared to a net income applicable to common stockholders of $2.2 million, or $.14 per share, for the six months ended June 30, 2002. Revenues for the six months ended June 30, 2003 were $61.1 million compared to $56.0 million for the comparable 2002 period.
    Revenues from direct call provisioning increased $8.3 million to $30.5 million and equipment sales and other increased $0.9 million to $4.3 million, partially offset by a $4.1 million decrease to $26.3 million in telecommunications services. The Company reported an increase in direct call provisioning gross margin to 9% of revenues compared to 5% last year. Bad debt expense as a percentage of direct call provisioning revenues declined to 25% compared to 28% last year. Selling, general and administrative expense increased $0.9 million to $12.9 million primarily due to the higher legal cost related to the lawsuit mentioned above. Research and development expenses increased $0.2 million to $1.6 million as development programs have been accelerated. Depreciation and amortization expense increased $0.6 million to $6.0 million reflecting recent capital expenditures. Interest expense increased $0.5 million to $1.4 million attributable to higher average debt outstanding and interest rates related to our 2002 refinancing. Last year, the Company also reported a $0.4 million loss from its discontinued operations that were sold in the third quarter of 2002.

    Liquidity and Capital Resources

    Cash from continuing operations was $2.6 million for the first six months of 2003 compared to $7.0 million for 2002. The decrease is due to a $3.0 million decline in net income from continuing operations and a $1.9 million increase in net working capital partially offset by an increase of $0.6 million in depreciation and amortization. The Company invested $2.9 million in capital expenditures for the first six months of 2003 compared to $3.3 million in 2002 and paid $0.8 million towards its 50% ownership in Accudata Technologies. The Company made net debt payment under its new credit facility of $1.9 million in the first six months of 2003 compared to debt payments of $3.7 million in 2002. Cash on hand at June 30, 2003 was $3.7 million compared to $6.6 million at December 31, 2002.

    Management Comments

    Richard E. Cree, CEO, further commented, "We are pleased to report a $1.1 million turnaround in the second quarter from the first quarter of this year leaving us on schedule to meet our expectations for this year. The improvement in bad debt expense to 23% of direct call provisioning revenues in the second quarter from 27% in the first quarter and our expectations for further improvements through the remainder of 2003 are particularly important. We are seeing traction on our recurring cost savings initiatives as well as progress in deployment of our SecureVoice(TM) and consumer prepaid calling product offerings."
    "The Company's financial position remains strong with a book value of $1.74 per share and liquidity of $9.5 million of positive working capital. We expect our financial position to strengthen further as we accelerate cash flows from operations in the second half of this year," said Henry G. Schopfer, CFO.
    To further discuss its second quarter results, the Company will host an investor conference call on Wednesday, July 30th at 3:30 p.m. CT. To join the call, please dial 800-838-4403 five to ten minutes prior to the start time, or attend our webcast at www.T-NETIX.com. If you are unable to attend, both an audio and Web replay will be made available following the call. The Web replay will be available at www.T-NETIX.com and the audio replay at 800-428-6051, passcode 301762.

    About T-NETIX, Inc.

    T-NETIX is a leading provider of specialized telecommunications products and services, including security enhanced call processing, call validation and billing for the corrections communications marketplace. The Company provides its products and services to more than 1,400 private, local, county and state correctional facilities throughout the United States and Canada. We deliver these services through direct contracts with correctional facilities, and through contracts with some of the world's leading telecommunications service providers, including Verizon, AT&T, SBC Communications, Qwest and Sprint. For additional news and information, visit the company's Web site at www.T-NETIX.com.

    Forward Looking Statements

    Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the company's actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the industry in general and in the company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general and in the company's specific market area. Those and other risks are more fully described in the company's filings with the Securities and Exchange Commission.

                    Financial Statements to Follow



                    T-NETIX, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
      (Amounts in Thousands, Except Per Share and Share Amounts)
                              (unaudited)


                                               June 30,   December 31,
                                                 2003         2002
                                             ------------ ------------
                   ASSETS
Cash and cash equivalents                         $3,667       $6,554
Accounts receivable, net                          22,340       20,038
Prepaid expenses                                   2,739        1,608
Inventories                                        1,197        1,424
                                             ------------ ------------
       Total current assets                       29,943       29,624
Property and equipment, net                       22,720       25,342
Goodwill, net                                      2,245        2,245
Deferred tax asset, net                            2,297        2,297
Assets held for sale                                 937          937
Intangible and other assets, net                   6,235        6,212
                                             ------------ ------------
       Total assets                              $64,377      $66,657
                                             ============ ============

    LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Accounts payable                              $10,224      $11,070
   Accrued liabilities                             6,668        5,742
   Current portion of long-term debt               3,586        3,694
                                             ------------ ------------
       Total current liabilities                  20,478       20,506
   Long-term debt                                 17,369       19,091
                                             ------------ ------------
       Total liabilities                          37,847       39,597

Commitments and contingencies
Stockholders' equity:
   Preferred stock, $.01 stated value,
    10,000,000 shares authorized; no shares
    issued or outstanding at June 30, 2003
     and December 31, 2002, respectively              --           --
   Common stock, $.01 stated value,
    70,000,000 shares authorized; 15,052,210
    shares issued and outstanding at June 30,
     2003 and December 31, 2002                      150          150
   Additional paid-in capital                     42,334       42,334
   Accumulated other comprehensive income
    (loss)                                          (150)          --
   Accumulated deficit                           (15,804)     (15,424)
                                             ------------ ------------
       Total stockholders' equity                 26,530       27,060
                                             ------------ ------------
Total liabilities and stockholders' equity       $64,377      $66,657
                                             ============ ============




                    T-NETIX, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
      (Amounts in Thousands, Except Per Share and Share Amounts)
                              (unaudited)

                                 Three Months Ended   Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                    2003     2002     2003     2002
                                  --------- -------- -------- --------
Revenue:
 Telecommunication services        $13,106  $15,105  $26,305  $30,369
 Direct call provisioning           15,324   14,001   30,453   22,218
 Equipment sales and other           2,639    2,440    4,334    3,417
                                  --------- -------- -------- --------
       Total revenue                31,069   31,546   61,092   56,004
Operating costs and expenses:
 Operating costs (exclusive of
  depreciation and amortization
shown separately below)
   Telecommunications services       4,925    5,349    9,978   10,833
   Direct call provisioning         13,660   13,620   27,762   21,082
   Cost of equipment sold and
    other                              879    1,061    1,622    1,593
                                  --------- -------- -------- --------
       Total operating costs        19,464   20,030   39,362   33,508
 Selling, general and
  administrative                     6,643    6,232   12,894   11,936
 Research and development              880      730    1,653    1,430
 Depreciation and amortization       2,935    2,755    5,966    5,412
                                  --------- -------- -------- --------
       Total operating costs and
        expenses                    29,922   29,747   59,875   52,286
                                  --------- -------- -------- --------
       Operating income              1,147    1,799    1,217    3,718
Interest and other expenses, net       721      584    1,440      890
                                  --------- -------- -------- --------
Income (loss) from continuing
 operations before income taxes        426    1,215     (223)   2,828
Income tax expense                      69       45      158      180
                                  --------- -------- -------- --------
 Net income (loss) from continuing
  operations                           357    1,170     (381)   2,648
Net loss from discontinued
 operations                             --      (85)      --     (433)
                                  --------- -------- -------- --------

Net income (loss) applicable to
 common stockholders                  $357   $1,085    $(381)  $2,215
                                  ========= ======== ======== ========

 Income (loss) per common share
  from continuing operations
   Basic                             $0.02    $0.08   $(0.03)   $0.18
                                  ========= ======== ======== ========
   Diluted                           $0.02    $0.08   $(0.03)   $0.17
                                  ========= ======== ======== ========
 Loss per common share from
  discontinued operations
   Basic                               $--   $(0.01)     $--   $(0.03)
                                  ========= ======== ======== ========
   Diluted                             $--   $(0.01)     $--   $(0.03)
                                  ========= ======== ======== ========
 Income (loss) per common share
  applicable to common
  shareholders
   Basic                             $0.02    $0.07   $(0.03)   $0.15
                                  ========= ======== ======== ========
   Diluted                           $0.02    $0.07   $(0.03)   $0.14
                                  ========= ======== ======== ========
 Shares used in computing net
  income (loss) per common share
   Basic                            15,052   15,032   15,052   15,032
                                  ========= ======== ======== ========
   Diluted                          15,267   15,484   15,052   15,467
                                  ========= ======== ======== ========




                    T-NETIX, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
      (Amounts in Thousands, Except Per Share and Share Amounts)
                              (Unaudited)

                                                     Six Months Ended
                                                         June 30,
                                                     -----------------
                                                        2003     2002
                                                     -------- --------
Cash flows from operating activities:
Net income (loss) from continuing operations           $(381)  $2,648
Adjustments to reconcile net income (loss) to net
 cash provided by operating activities from
 continuing operations:
Depreciation and amortization                          5,966    5,412
Bad debt expense                                       7,680    6,153
Gain on the sale of property and equipment               (32)     (36)
Equity income from unconsolidated subsidiary             (97)      --
Accretion of discount on subordinated promissory note     43       --
Changes in operating assets and liabilities:
      Accounts receivable                             (9,982)  (8,848)
      Prepaid expenses                                (1,131)  (1,068)
      Inventories                                        227     (490)
      Intangibles and other assets                       414     (140)
      Accounts payable                                  (847)   1,162
      Accrued liabilities                                776    2,234
                                                     -------- --------
       Cash provided by operating activities of
        continuing operations                          2,636    7,027
                                                     -------- --------
Cash used in investing activities:
  Purchase of property and equipment                  (2,869)  (3,330)
  Investment in unconsolidated subsidiary               (782)      --
  Other investing activities                              --     (183)
                                                     -------- --------
       Cash used in investing activities of
        continuing operations                         (3,651)  (3,513)
                                                     -------- --------
Cash flows from financing activities:
  Net proceeds from (payments on) line of credit          --   (2,405)
  Payments on senior secured term note                (1,750)      --
  Payments on other debt                                (122)  (1,286)
                                                     -------- --------
       Cash used in financing activities
         of continuing operations                     (1,872)  (3,691)
                                                     -------- --------
Cash used by discontinued operations                      --     (433)
                                                     -------- --------
Net decrease in cash and cash equivalents             (2,887)    (610)
Cash and cash equivalents at beginning of period       6,554      995
                                                     -------- --------
Cash and cash equivalents at end of period            $3,667     $385
                                                     ======== ========

Supplemental Disclosures:
  Cash paid during the period for:
      Interest                                          $978     $986
                                                     ======== ========
      Income taxes                                      $198     $124
                                                     ======== ========
Note received in exchange of assets                      $--      $91
                                                     ======== ========
Assets received in exchange to note                      $--     $400
                                                     ======== ========